NUMBER

VirnetX

SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

AUTHORIZED: 100,000,000 COMMON SHARES,
$0.0001 PAR VALUE PER SHARE

CUSIP 92823T 10 8

SEE REVERSE FOR
CERTAIN DEFINITIONS

This Certifies That

*****SPECIMEN CERTIFICATE*****

is the owner of

Fully Paid and Non-Assessable Shares of Common Stock, $0.0001 Par Value Per Share of

VirnetX Holding Corporation

transferable on the books of this Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Articles of Incorporation and the Bylaws of the Corporation, as now or hereafter amended. This Certificate is not valid until countersigned by the Transfer Agent.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

Dated:

PRESIDENT

VirnetX Holding Corporation
CORPORATE
SEAL
DELAWARE

SECRETARY

Countersigned:
CORPORATE STOCK TRANSFER, INC.
3200 Cherry Creek South Drive, Suite 430
Denver, CO 80209

By ______________________
Transfer Agent and Registrar Authorized Officer

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